                                                                    Exhibit 4(b)





                       AMERICAN INTERNATIONAL GROUP, INC.
                       SUPPLEMENTAL INCENTIVE SAVINGS PLAN










                                                      EFFECTIVE: JANUARY 1, 2003
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                                Table of Contents

                                                                            Page

                                    ARTICLE 1
                                  INTRODUCTION

1.1   INTRODUCTION.......................................................      1

                                    ARTICLE 2
                                   DEFINITIONS

2.1   BOARD OF DIRECTORS.................................................      2

2.2   CODE...............................................................      2

2.3   COMPANY............................................................      2

2.4   COMPENSATION.......................................................      2

2.5   DEFERRAL ACCOUNT...................................................      2

2.6   DEFERRAL ELECTION..................................................      2

2.7   DISTRIBUTION COMMENCEMENT DATE.....................................      2

2.8   DISTRIBUTION ELECTION..............................................      2

2.9   EFFECTIVE DATE.....................................................      2

2.10  ELIGIBLE EMPLOYEE..................................................      3

2.11  EMPLOYEE DEFERRAL CREDITS..........................................      3

2.12  ERISA..............................................................      3

2.13  INVESTMENT BENCHMARK(S)............................................      3

2.14  PARTICIPANT........................................................      3

2.15  PLAN...............................................................      3

2.16  PLAN YEAR..........................................................      3

2.17  QUALIFIED PLAN.....................................................      3

2.18  RETIREMENT BOARD...................................................      3

2.19  VANGUARD FUNDS.....................................................      3

                                    ARTICLE 3
                                  PARTICIPATION

3.1   ELIGIBILITY TO PARTICIPATE.........................................      4

3.2   PLAN ENTRY DATE....................................................      4

3.3   CHANGE IN STATUS AS ELIGIBLE EMPLOYEE..............................      4



                                       i
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
                                    ARTICLE 4
                      DEFERRAL ACCOUNTS, DEFERRAL ELECTIONS

4.1   ESTABLISHMENT OF PARTICIPANT ACCOUNTS..............................      5

4.2   EMPLOYEE DEFERRAL CREDITS..........................................      5

4.3   DEFERRAL ELECTION..................................................      5

4.4   CREDITS FOR INVESTMENT EARNINGS / DEBITS FOR INVESTMENT LOSSES.....      5

                                 ARTICLE 5
                            VESTING OF ACCOUNTS

5.1   VESTING OF DEFERRAL ACCOUNTS.......................................      7

                                 ARTICLE 6
                            PAYMENT OF BENEFITS

6.1   IN GENERAL.........................................................      8

6.2   DEATH BENEFIT......................................................      9

6.3   COMMITTEE DISCRETION...............................................      9

6.4   EFFECT OF PAYMENT..................................................      9

                                 ARTICLE 7
                     AMENDMENT OR TERMINATION OF PLAN

7.1   AMENDMENTS.........................................................     10

7.2   RIGHT TO TERMINATE.................................................     10

                                 ARTICLE 8
                               MISCELLANEOUS

8.1   UNFUNDED PLAN......................................................     11

8.2   NONGUARANTEE OF EMPLOYMENT.........................................     11

8.3   NONALIENATION OF BENEFITS..........................................     11

8.4   TAXES AND WITHHOLDING..............................................     11

8.5   APPLICABLE LAW.....................................................     12

8.6   HEADINGS AND SUBHEADINGS...........................................     12

8.7   SEVERABILITY.......................................................     12

                                 ARTICLE 9
                        ADMINISTRATION OF THE PLAN

9.1   POWERS AND DUTIES OF THE RETIREMENT BOARD..........................     13

9.2   CLAIMS PROCEDURE...................................................     13

                                    ARTICLE 1

                                  INTRODUCTION

1.1   INTRODUCTION
      This American International Group, Inc. Supplemental Incentive Savings Plan (the "Plan") has been established by American International Group, Inc. (the "Company") for the purpose of providing deferred compensation for a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.

      This Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of ERISA. This Plan is to be maintained and administered according to the terms of this document and the Retirement Board shall have the sole authority to construe, interpret and administer the Plan.

                                    ARTICLE 2

                                   DEFINITIONS

Wherever used in the Plan, the following terms have the meanings set forth below, unless otherwise expressly provided:

2.1   BOARD OF DIRECTORS
      BOARD OF DIRECTORS means the Board of Directors of the Company.

2.2   CODE
      CODE means the Internal Revenue Code of 1986, as amended.

2.3   COMPANY
      COMPANY means American International Group, Inc., a Delaware corporation, and its affiliates or subsidiaries.

2.4   COMPENSATION
      COMPENSATION means the W-2 income of an Employee, including wages, salary and overtime pay, and including amounts contributed by an Employee to any plan maintained by the Company under Section 125 or 401(k) of the Code and deferrals to this Plan and any other non-qualified deferred compensation plan maintained by the Company.

2.5   DEFERRAL ACCOUNT
      DEFERRAL ACCOUNT means the separate recordkeeping account established by the Retirement Board in the name of each Participant to record Employee Deferral Credits, investment adjustments and benefit payments, as further described in Section 4.1.

2.6   DEFERRAL ELECTION
      DEFERRAL ELECTION means the written salary reduction agreement entered into by a Participant and the Retirement Board pursuant to this Plan and which is made on a form and manner described in Section 4.3.

2.7   DISTRIBUTION COMMENCEMENT DATE
      DISTRIBUTION COMMENCEMENT DATE means the specific date that distribution of a Participant's Deferral Account shall commence, as provided in a Participant's Distribution Election.

2.8   DISTRIBUTION ELECTION
      DISTRIBUTION ELECTION means the written election made by a Participant in accordance with Article 6, that specifies the Distribution Commencement Date and form of distribution that will apply to the Participant's Deferral Account.

2.9   EFFECTIVE DATE
      EFFECTIVE DATE means January 1, 2003.

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2.10  ELIGIBLE EMPLOYEE
      ELIGIBLE EMPLOYEE means, with respect to a particular Plan Year, each employee (1) who is a Highly Compensated Employee for purposes of the Qualified Plan for such Plan Year, (2) who has elected to defer the maximum amount of Basic Elective Deferrals permitted under Section 4.1(a) of the Qualified Plan for such Plan Year, (3) who is excluded from making Supplemental Elective Deferrals under Section 4.1(b) of the Qualified Plan for such Plan Year, and (4) whom the Retirement Board expressly designates as eligible to participate in the Plan.

2.11  EMPLOYEE DEFERRAL CREDITS
      EMPLOYEE DEFERRAL CREDITS means the amounts credited to a Participant's Deferral Account under Section 4.2.

2.12  ERISA
      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.13  INVESTMENT BENCHMARK(S)
      INVESTMENT BENCHMARK(S) means the benchmark(s) made available under the Plan from time to time for purposes of crediting investment earnings to, or debiting investment losses from, Deferral Accounts in accordance with
      Section 4.4. Initially, the Investment Benchmarks that the Retirement Board makes available under the Plan shall be selected from the Vanguard Funds. The Retirement Board may, however, add new Investment Benchmark(s), which need not be Vanguard Funds, to the Plan or remove existing Investment Benchmarks, at any time in its discretion.

2.14  PARTICIPANT
      PARTICIPANT means an Eligible Employee who is participating in the Plan in accordance with the provisions of Article 3.

2.15  PLAN
      PLAN means American International Group, Inc. Supplemental Incentive Savings Plan, as set forth in this document and as amended from time to time.

2.16  PLAN YEAR
      PLAN YEAR means the calendar year.

2.17  QUALIFIED PLAN
      QUALIFIED PLAN means the American International Group, Inc. Incentive Savings Plan as in effect on January 1, 2003 and as amended from time to time thereafter.

2.18  RETIREMENT BOARD
      RETIREMENT BOARD means the Retirement Board of the Company that will be responsible for the administration of the Plan pursuant to Article 9.

2.19  VANGUARD FUNDS
      VANGUARD FUNDS means one or more of the regulated investment companies offered by The Vanguard Group, Inc.

                                    ARTICLE 3

                                  PARTICIPATION

3.1   ELIGIBILITY TO PARTICIPATE
      An Eligible Employee shall become a Participant in this Plan on the Plan Entry Date described below, subject to the approval of the Retirement Board.

3.2   PLAN ENTRY DATE
      An Eligible Employee may enter the Plan on the first day of the first Plan Year that he or she is an Eligible Employee by making a Deferral Election during the Plan enrollment period established by the Retirement Board for such Plan Year to defer Compensation for services to be rendered during such Plan Year.

3.3   CHANGE IN STATUS AS ELIGIBLE EMPLOYEE
      A Participant who ceases to be an Eligible Employee during a Plan Year shall be permitted to continue deferrals under his or her Deferral Elections, if any, for the remainder of such Plan Year, but shall not be permitted to make a new Deferral Election for a subsequent Plan Year unless and until he or she again becomes an Eligible Employee in respect of such subsequent Plan Year.

                                    ARTICLE 4

                      DEFERRAL ACCOUNTS, DEFERRAL ELECTIONS

4.1   ESTABLISHMENT OF PARTICIPANT ACCOUNTS
      The Company shall establish and maintain on its books and records a Deferral Account in the name of each Participant to record:

      (a) the amounts of the Employee Deferral Credits credited on the Participant's behalf under Section 4.2;

      (b)   the credits or debits for investment earnings or losses under
            Section 4.4; and

      (c) the payments of benefits to the Participant or the Participant's beneficiary under Article 6.

4.2   EMPLOYEE DEFERRAL CREDITS
      (a) For each Plan Year, an Eligible Employee may elect to defer a portion of Compensation up to an amount equal to (i) the applicable dollar amount of elective deferrals permitted under section 402(g) of the Code for such Plan Year less (ii) the maximum amount such Eligible Employee is permitted to elect to defer under the Qualified Plan for such Plan Year.

      (b) The Retirement Board shall credit all deferred amounts to the Participant's Deferral Account as Employee Deferral Credits.

4.3   DEFERRAL ELECTION
      (a) A Participant's Deferral Election for a given Plan Year shall be made in writing to the Retirement Board, on the form and in the manner prescribed by the Retirement Board, during the Plan enrollment period established by the Retirement Board for such Plan Year in accordance with Section 4.3(b). The rate of deferral made for a Plan Year shall be irrevocable for such Plan Year.

      (b) For the purpose of making a Deferral Election in respect of a Plan Year, the Retirement Board shall establish an enrollment period in the preceding calendar year that ends prior to the first day of the Plan Year for which such Deferral Election applies.

4.4   CREDITS FOR INVESTMENT EARNINGS / DEBITS FOR INVESTMENT LOSSES
      (a) All amounts credited to a Participant's Deferral Account shall be credited with amounts of investment earnings or debited with amounts of investment losses that correspond to the total investment return earned by the Investment Benchmark or combination of Investment Benchmarks designated in advance by the Participant for these purposes.

      (b) The designation of one or more Investment Benchmarks by a Participant under this Section 4.4 shall be used solely to measure the amounts of investment earnings or losses that will be credited or debited to the Participant's Deferral Account on the Company's books and records, and the Company shall not be required under the Plan to establish any account or purchase any shares in the applicable Investment Benchmark(s) on the Participant's behalf.

      (c) The designation by a Participant of any Investment Benchmark(s) under this Section 4.4 shall be made in accordance with rules and procedures prescribed by the Retirement Board.

      (d) Each Investment Benchmark shall be valued each day that the applicable market or exchange that lists such Investment Benchmark is open for trading.

      (e) A Participant may elect to revise his or her Investment Benchmark elections with respect to existing Deferral Account allocations or future contributions pursuant to the Deferral Election at any time by notification to the Retirement Board in the prescribed manner. The Retirement Board, however, retains the right to review and restrict transfer rights at any time and may impose a limit on the number of times a Participant may transfer in and out of any Investment Benchmark during any 12-month period.

      (f) If a Participant fails to make a proper designation, then his or her Accounts shall be deemed to be invested in the default Investment Benchmark(s) designated by the Retirement Board from time to time in a uniform and nondiscriminatory manner.

                                    ARTICLE 5

                               VESTING OF ACCOUNTS

5.1   VESTING OF DEFERRAL ACCOUNTS
      A Participant shall be fully vested in the value of his or her Deferral Account at all times.

                                    ARTICLE 6

                               PAYMENT OF BENEFITS

6.1   IN GENERAL
      (a) Except as provided otherwise in Section 6.1(d), the distribution of the value of a Participant's Account shall be made or commence to the Participant (or to his or her Beneficiary, as the case may be) as soon as practicable following such Participant's termination of employment or any month following the Participant's retirement (pursuant to the Participant's prior distribution election in accordance with Section 6.1(c)). All distributions to the Participant shall be completed within ten (10) years of the Participant's retirement.

      (b)   All distributions shall be made in cash.

      (c) If the Participant terminates employment prior to attainment of age 60, such distribution shall be made in a lump sum. If, however, the Participant terminates employment on or after reaching age 60, then such distribution shall be made in accordance with any of the following three elections (provided the Participant makes such election at least two (2) years prior to the date of such termination): (i) a lump sum payable at any time within ten (10) years after termination, or (ii) any number of equal monthly installment payments, not to exceed one hundred (120); provided, however, that if the Participant terminates employment with the Company and accepts employment with a company within one (1) year of such termination of employment that is determined by the Retirement Committee, in its discretion, to compete with the Company, or any of its Affiliates, in any of its businesses, then notwithstanding any prior election such distribution shall be made in a lump sum. All distributions to the Participant shall be completed within ten (10) years of the Participant's retirement. Such election must be made in writing on a form provided by the Company for such purpose. Such election shall be subject to the terms and conditions of the Plan and such rules as the Committee may establish from time to time. Such election shall be irrevocable, provided that the Committee may, in accordance with such rules as it may establish from time to time, permit a Participant to change such election. If the Participant does not make a timely written election, such distribution shall be made in a lump sum. A Participant's amended distribution election shall be void and the original distribution election shall control if, within 13 months after submitting the amended election, the Participant would have but for the amended election, become entitled to commence receiving distributions of the Participant's Account under the original election.

      (d) If installment payments are elected, the amount of each such installment shall be determined by dividing the value of the Participant's Account as of the applicable date by the number of installment payments remaining.

      (e) A Participant shall not be deemed to have terminated employment with the Company if he or she transfers employment to, and so long as he or she remains an employee of, an Affiliate.

6.2   DEATH BENEFIT
      (a) A Participant's designated Beneficiary under the Plan shall receive a death benefit, equal to the balance of the Participant's Account, if the Participant dies before he or she has received a complete distribution of such Account.

      (b) The death benefit shall be payable to the Beneficiary(ies) last designated on the applicable beneficiary designation form in a lump sum payment as soon as practicable after the Participant's death.

6.3   COMMITTEE DISCRETION
      Not withstanding anything in the Plan to the contrary, the Committee, in its discretion, may determine that any distribution under Section 5 shall not be paid in a lump sum, but instead shall be paid in installments over a period not to exceed one hundred twenty (120) monthly installments.

6.4   EFFECT OF PAYMENT
      The full payment of a Participant's Account under the provisions of the Plan shall completely discharge all obligations to the Participant and his or her designated Beneficiaries under the Plan.

                                    ARTICLE 7

                        AMENDMENT OR TERMINATION OF PLAN

7.1   AMENDMENTS
      The Company reserves the right to amend the Plan at any time. No amendment, however, may reduce the amount credited to a Participant's Deferral Account at the time of the amendment's adoption without the Participant's written consent, except as may otherwise be required by law.

7.2   RIGHT TO TERMINATE
      The Company may terminate the Plan at any time in whole or in part. In the event of termination, the Company may, at its option, pay each Participant an amount equal to the total amount credited to the Participant's Deferral Account at the time of termination in one lump sum payment of cash or, in the alternative, pay such amount in accordance with the provisions of
      Article 6. Termination of the Plan shall not serve to reduce the amount credited to a Participant's Deferral Account at the time of termination without the written consent of the Participant.

                                    ARTICLE 8

                                  MISCELLANEOUS

8.1   UNFUNDED PLAN
      This Plan is an unfunded deferred compensation arrangement for Eligible Employees. While it is the intention of the Company that this Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA, the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes and for purposes of Title I of ERISA. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or other person. To the extent any person acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

8.2   NONGUARANTEE OF EMPLOYMENT
      Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant with or without cause.

8.3   NONALIENATION OF BENEFITS
      (a) Except as may be required by law, benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

      (b) Notwithstanding Section 8.3(a), if a Participant is indebted to the Company at any time when payments are to be made by the Company to the Participant under the provisions of the Plan, the Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant's beneficiary) to the extent of such indebtedness. Any election by the Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

8.4   TAXES AND WITHHOLDING
      For each Plan Year in which the Participant defers a portion of Compensation under this Plan, the Company shall withhold from the Participant's non-deferred Compensation the Participant's share of FICA and other employment taxes in respect of the deferred amounts.

8.5   APPLICABLE LAW
      This Plan shall be construed and enforced in accordance with the laws of the state of Delaware.

8.6   HEADINGS AND SUBHEADINGS
      Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions.

8.7   SEVERABILITY
      The invalidity and unenforceability of any particular provision of this plan shall not affect any other provision and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                                    ARTICLE 9

                           ADMINISTRATION OF THE PLAN

9.1   POWERS AND DUTIES OF THE RETIREMENT BOARD
      The Board of Directors, or its designee, shall appoint members of the Retirement Board. The Retirement Board will be responsible for the administration of the Plan. The Retirement Board shall have full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Retirement Board upon any question of fact, interpretation, definition or procedures relating to the administration of the Plan shall be conclusive. The responsibilities of the Retirement Board shall include the following:

      (a) Verifying all procedures by which payments to Participants and their beneficiaries are authorized.

      (b) Deciding all questions relating to the eligibility of employees to become Participants in the Plan.

      (c)   Interpreting the provisions of the Plan in all particulars.

      (d) Establishing and publishing rules and regulations for carrying out the Plan.

      (e) Selecting the Investment Benchmark(s) that shall be available under the Plan from time to time.

      (f) Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, or authorized persons.

      (g) Reviewing and answering any denied claim for benefits that has been appealed to the Retirement Board under the provisions of this Article.

9.2   CLAIMS PROCEDURE
      (a) FILING OF CLAIM. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Retirement Board or with a person named by the Retirement Board to receive claims under the Plan.

      (b) NOTICE OF DENIAL OF CLAIM. In the event of a denial or limitation of any benefit or payment due to nor requested by, any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of the benefit. The written notification shall be written in a manner calculated to be understood by the claimant and shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of the benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit a claim for review, including but not limited to the applicable time limits for submitting such claim and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. This written notification shall be given to a claimant within 90 days after receipt of the claim by the Retirement Board unless special circumstances require an extension of time to process of the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date by which the Plan expects to render the benefit determination. In no event may such extension exceed a period of 90 days from the end of the initial 90-day period.

      (c) RIGHT OF REVIEW. In the event of a denial or limitation of the claimant's benefit, the claimant or the claimant's duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Retirement Board; provided, however, that such written request must be received by the Retirement Board within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Retirement Board in appropriate cases. As part of such review, the claimant or the claimant's duly authorized representative shall be provided, upon request and free of charge, reasonable access to all documents, records or other information relevant to the claimant's claim for benefits and shall be permitted to submit to the Retirement Board written comments, documents records and other information relating to the claim, which shall be taken into account by the Retirement Board in making its determination on review, without regard to whether such information was submitted or considered in the initial benefit determination.

      (d) DECISION ON REVIEW. A decision on review shall be rendered by the Retirement Board within 60 days after the receipt of the request for review, unless special circumstances require an extension of time to process of the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 60-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date by which the Plan expects to render the determination on review. In no event may such extension exceed a period of 60 days from the end of the initial 60-day period. Any decision on review by the Retirement Board shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

      IN WITNESS WHEREOF, this American International Group, Inc. Supplemental Incentive Savings Plan has been duly executed this 13th day of November, 2002.



                               AMERICAN INTERNATIONAL GROUP, INC.

                                     /s/ Axel I. Freudmann
                               -----------------------------------
                               Name:     Axel I. Freudmann
                               Title: Senior Vice President --
                                      Human Resources